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Exhibit 99.84

MBIA INSURANCE CORPORATION

FINANCIAL GUARANTY INSURANCE POLICY

August 5, 2002

Policy No. 38687
Re:	Northwest Airlines Pass Through Trust 2002-1G-1 (the "Class G-1 Trust") $487,131,000 Floating Rate Northwest Airlines Pass Through Certificates, Series 2002-1G-l (the "Class G-1 Certificates")
Insured Obligation:
Payment of interest at the Stated Interest Rate for the Class G-l Certificates and, without duplication, any Deposit relating to the Escrow Receipts referred to below and principal on the Class G-l Certificates.
Beneficiary:
State Street Bank and Trust Company, as subordination agent (together with any successor subordination agent duly appointed and qualified under the Agreement (as defined below) the "Subordination Agent")

        MBIA INSURANCE CORPORATION ("MBIA"), for consideration received, hereby unconditionally, absolutely and irrevocably and without the assertion of any defenses to payment, including fraud in the inducement or fact or any other circumstances (other than payment in full) that would have the effect of discharging a surety in law or in equity guarantees to the Subordination Agent, subject only to the terms of this Policy (the "Policy"), payment of the Insured Obligation. MBIA agrees to pay to the Subordination Agent, in respect of each Distribution Date, an amount equal to (each a "Deficiency Amount"):

          (i)    with respect to any Regular Distribution Date other than the Final Legal Distribution Date, any shortfall in amounts available to the Subordination Agent (or, in the case of Escrow Receipts, the Paying Agent (as defined in the Escrow and Paying Agent Agreement for the Class G-l Trust)), after giving effect to the subordination provisions of the Agreement and the application of any amounts available to the Escrow Agent in the Class G-l Paying Agent Account in respect of accrued interest at the Stated Interest Rate on the Class G-l Deposits, any drawing paid under the Class G-l Primary Liquidity Facility in respect of interest due on the Class G-l Certificates on such Distribution Date, any withdrawal from the Class G-l Primary Cash Collateral Account in respect of interest due on the Class G-l Certificates on such Distribution Date and any withdrawal from the Class G-l Above-Cap Account in respect of interest due on the Class G-l Certificates on such Distribution Date in accordance with the Agreement, for the payment of accrued and unpaid interest on the Class G-l Certificates and, without duplication, accrued and unpaid interest on any Deposit relating to the Escrow Receipts (as defined in and issued under the Escrow and Paying Agent Agreement for the Class G-1 Trust), in each case at the Stated Interest Rate for the Class G-l Certificates on the Pool Balance of the Class G-l Certificates on such Distribution Date;

          (ii)   with respect to any Special Distribution Date (other than a Special Distribution Date established pursuant to the succeeding clause (iv) below) established by reason of receipt of a Special Payment constituting the proceeds of any Series G-1 Equipment Notes (as to which there has been a default in the payment of principal thereof or that has been accelerated) or the related Indenture Estate or Collateral, as the case may be, any shortfall in the amounts available to the Subordination Agent after giving effect to the subordination provisions of the Agreement and, if such Special Payment is received prior to a Policy Provider Election with respect to such Series G-1 Equipment Note, the application of any amounts available to the Escrow Agent in the

  Class G-1 Paying Agent Account in respect of accrued interest at the Stated Interest Rate on the Class G-1 Deposits, any drawing paid under the Class G-1 Primary Liquidity Facility in respect of interest due on the Class G-1 Certificates on such Distribution Date, any withdrawal from the Class G-1 Primary Cash Collateral Account in respect of interest due on the Class G-1 Certificates on such Distribution Date and any withdrawal from the Class G-1 Above-Cap Account in respect of interest due on the Class G-1 Certificates on such Distribution Date in accordance with the Agreement, required to reduce the Pool Balance of the Class G-1 Certificates by an amount equal to the outstanding principal amount of such Series G-1 Equipment Note (determined immediately prior to the receipt of such proceeds and less the amount of any drawings previously paid by MBIA in respect of principal on such Series G-1 Equipment Note) plus accrued and unpaid interest on the amount of such reduction at the Stated Interest Rate for the Class G-1 Certificates from the period from the immediately preceding Regular Distribution Date to such Special Distribution Date;

          (iii)  with respect to the Special Distribution Date established by reason of the failure of the Subordination Agent to have received a Special Payment constituting the proceeds of any Series G-1 Equipment Note or the related Indenture Estate or Collateral, as the case may be, during the twenty-one (21) month period beginning on the last date on which full payment was made on such Series G-1 Equipment Note (the date of such payment in full, the "Last Payment Date") as to which there has been a failure to pay principal or that has been accelerated subsequent to the Last Payment Date, the amount equal to the outstanding principal amount of such Series G-1 Equipment Note plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date; provided, however, if MBIA shall have duly given a Policy Provider Election (as defined below) with respect to such Series G-1 Equipment Note at the end of such twenty-one (21) month period and at least five (5) days prior to such Special Distribution Date, the Deficiency Amount shall be an amount equal to (A) with respect to such Special Distribution Date the scheduled principal and interest payable but not paid on such Series G-1 Equipment Note (without regard to the acceleration thereof) during such twenty-one (21) month period (after giving effect to the application of any drawing paid under the Class G-1 Primary Liquidity Facility and any withdrawal from the Class G-1 Primary Cash Collateral Account or the Class G-1 Above-Cap Account, attributable to such interest on such Series G-1 Equipment Note) and (B) thereafter, on each Regular Distribution Date following such Special Distribution Date as to which a Policy Provider Election has been given in respect of such Series G-1 Equipment Note, and prior to the establishment of an Election Distribution Date or a Special Distribution Date pursuant to the immediately succeeding clause (iv) with respect to such Series G-1 Equipment Note, an amount equal to the scheduled principal (without regard to the acceleration thereof) and interest payable on such Series G-1 Equipment Note on the related payment date;

          (iv)  following the giving of any Policy Provider Election, with respect to any Business Day elected by MBIA upon twenty (20) days prior notice (which shall be a Special Distribution Date) and upon request by MBIA to the Subordination Agent to make a drawing under this Policy, an amount equal to the then outstanding principal balance of the Series G-1 Equipment Note as to which the Policy Provider Election was given (less any drawings previously paid by MBIA in respect of principal on such Series G-1 Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date;

          (v)   with respect to any Special Distribution Date which is an Election Distribution Date, an amount equal to the then outstanding principal balance of the Series G-1 Equipment Note as to which such Election Distribution Date relates (less any drawing previously paid by MBIA in respect of principal of such Series G-1 Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date; and

          (vi)  with respect to the Final Legal Distribution Date, any shortfalls in amounts available to the Subordination Agent after giving effect to the subordination provisions of the Agreement and to the application of any amounts available to the Escrow Agent in the Class G-1 Paying Agent Account in respect of accrued interest on the Class G-1 Deposits, any drawing paid under the Class G-1 Primary Liquidity Facility in respect of interest included in the Final Distribution, any withdrawal from the Class G-1 Primary Cash Collateral Account in respect of interest included in the Final Distribution and any withdrawal from the Class G-1 Above-Cap Account in respect of interest included in the Final Distribution in accordance with the Agreement, for the payment in full of the Final Distribution (calculated as of such date but excluding any accrued and unpaid premium) on the Class G-1 Certificates or, in the case that the full principal amount of the Class G-1 Deposit relating to the Escrow Receipts is not used to purchase the Class G-1 Equipment Notes, then with respect to the Final Withdrawal Date (as defined in the Escrow and Paying Agent Agreement for the Class G-1 Trust), any shortfall in amounts available to the Paying Agent for the payment in full of unpaid principal amount of the Escrow Receipts.

        For the avoidance of doubt, no Deficiency Amount described in clauses (i)-(vi) above or payment to be made in respect of an Avoided Payment described below shall constitute an accelerated or acceleration payment.

        If any amount paid or required to be paid in respect of the Insured Obligation is voided (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Beneficiary, the Class G-1 Trustee or any Class G-1 Certificateholder is required to return such voided payment, or any portion of such voided payment made or to be made in respect of the Class G-1 Certificates (including any disgorgement from the Class G-l Certificateholders resulting from any such Insolvency Proceeding, whether such disgorgement is determined on a theory of preferential conveyance or otherwise) (an "Avoided Payment"), MBIA will pay an amount equal to each such Avoided Payment, irrevocably, absolutely and unconditionally and without the assertion of any defenses to payment, including fraud in inducement or fact or any other circumstances that would have the effect of discharging a surety in law or in equity, upon receipt by MBIA from the Beneficiary, the Class G-l Trustee or such Class G-l Certificateholder of (x) a certified copy of a final (non-appealable) order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Beneficiary, the Class G-l Trustee or such Class G-l Certificateholder is required to return any such payment or portion thereof because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in the form of Exhibit D hereto, irrevocably assigning to MBIA all rights and claims of such Beneficiary, the Class G-l Trustee or such Class G-l Certificateholder relating to or arising under such Avoided Payment and (z) a Notice of Avoided Payment in the form of Exhibit B hereto appropriately completed and executed by the Beneficiary, the Class G-l Trustee or such Class G-l Certificateholder. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Beneficiary, the Class G-l Trustee or such Class G-l Certificateholder directly unless such Beneficiary, Class G-l Trustee or Class G-l Certificateholder has returned such payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case such payment shall be disbursed to such Class G-l Certificateholder, the Class G-l Trustee or the Beneficiary, as the case maybe.

        Notwithstanding the foregoing, in no event shall MBIA be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Class G-l Certificates, prior to the time MBIA would have been required to make a payment in respect of such principal pursuant to sub-paragraphs (ii)-(vi) of this Policy; provided, further, that no payment of principal under this Policy on any Distribution Date, other than with respect to an Avoided Payment, shall exceed the Net Principal Policy Amount (as defined below) for such Distribution Date; provided, further, that no payment, other than with respect to an Avoided Payment, of a Deficiency Amount shall be in excess of the then outstanding Pool Balance of the Class G-l Certificates and accrued and unpaid interest thereon at the Stated Interest Rate on the Class G-l Certificates. This Policy does not cover (i) any premium, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Class G-l Certificate, (ii) shortfalls, if any, attributable to the liability of the Subordination Agent, the Class G-l Trust or the Class G-l Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability) or (iii) any failure of the Subordination Agent or the Class G-l Trustee to make any payment due to the Class G-l Certificateholders or, if applicable, the holders of the Escrow Receipts from funds received.

        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Intercreditor Agreement (the "Agreement"), dated as of August 5, 2002, among MBIA, as Policy Provider, State Street Bank and Trust Company of Connecticut, National Association, as Trustee of the Trusts, Westdeutsche Landesbank Girozentrale, New York Branch, as Primary Liquidity Provider, Credit Suisse First Boston International, as Above-Cap Liquidity Provider and the Subordination Agent, without regard to any amendment or supplement thereto unless such amendment or supplement has been executed, or otherwise approved in writing, by MBIA.

        "Business Day" shall mean any day other than a Saturday, a Sunday or other day on which insurance companies in New York, New York or commercial banking institutions in the cities in which the corporate trust office of the Subordination Agent, the Fiscal Agent (as defined herein) or the office of MBIA specified in this Policy are located are authorized or obligated by law or executive order to close.

        "Class G-l Certificateholder" shall mean any person who is the registered owner or beneficial owner of any of the Class G-l Certificates and who, on the applicable Distribution Date, is entitled under the terms of the Class G-l Certificates to payment thereunder.

        "Election Distribution Date" shall mean any Special Distribution Date established by the Subordination Agent upon 20 days' notice to the Class G-l Trustee and the Policy Provider by reason of the occurrence and continuation of a Policy Provider Default occurring after a Policy Provider Election.

        "Final Legal Distribution Date" shall mean November 20, 2015.

        "Indenture Estate" shall have the meaning given such term in the Indenture for any Leased Aircraft.

        "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against Northwest Airlines, Inc., any Liquidity Provider or any Owner Trustee and the commencement, after the date hereof, of any proceedings by Northwest Airlines, Inc., any Liquidity Provider, or any Owner Trustee for the winding up or liquidation of its affairs or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to Northwest Airlines, Inc., any Liquidity Provider, or any Owner Trustee.

        "Insurance Agreement" shall mean the Insurance and Indemnity Agreement (as may be amended, modified or supplemented from time to time), dated as of August 5, 2002, by and among MBIA, Northwest Airlines, Inc., the Class G-l Trustee, the Class G-2 Trustee and the Subordination Agent.

        "Insured Amounts" shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

        "Net Principal Policy Amount" shall mean the Pool Balance of the Class G-l Certificates as of the Closing Date minus all amounts previously drawn on this Policy with respect to principal.

        "Nonpayment" shall mean, with respect to any Distribution Date, a Deficiency Amount owing to the Subordination Agent for distribution to the Class G-l Certificateholders or, if applicable, the holders of the Escrow Receipts in respect of such Distribution Date.

        "Notice of Avoided Payment" shall mean the notice, substantially in the form of Exhibit B hereto, delivered pursuant to this Policy and sent to the contact person at the address and/or fax number set forth in this Policy, and specifying the Avoidance Payment which shall be due and owing on the applicable Distribution Date.

        "Notice of Nonpayment" shall mean the notice, substantially in the form of Exhibit A hereto, delivered pursuant to this Policy and sent to the contact person at the address and/or fax numbers set forth in this Policy specifying the Insured Amount which shall be due and owing to the Class G-l Trustee (or the Paying Agent) for distribution to the Class G-l Certificateholders or, if applicable, the holders of the Escrow Receipts on the applicable Distribution Date.

        "Policy Provider Election" shall mean a notice given by MBIA when no Policy Provider Default shall have occurred and be continuing, stating that MBIA elects to make payments of Deficiency Amounts as defined under the proviso to clause (iii) of the definition of Deficiency Amount in respect of any Series G-I Equipment Note in lieu of applying clause (iii) (without the proviso) of the definition of Deficiency Amount, which notice shall be given to the Subordination Agent not less than five (5) days prior to the Special Distribution Date established for payment of a Deficiency Amount under clause (iii) of the definition thereof.

        "Trust Agreement" shall mean the Pass Through Trust Agreement, dated as of June 3, 1999, by and among Northwest Airlines Corporation, Northwest and State Street Bank and Trust Company of Connecticut, National Association, as Trustee, as supplemented by Trust Supplement No. 2002-1 G-l, dated as of August 5, 2002, between the same parties, pursuant to which the Class G-l Certificates have been issued.

        Payment of amounts hereunder shall be made in immediately available funds (x) with respect to Deficiency Amounts no later than 3:00 p.m., New York City time, on the later of (a) the relevant Distribution Date and (b) the Business Day of presentation to State Street Bank and Trust Company, N.A., as fiscal agent for MBIA or any successor fiscal agent appointed by MBIA (the "Fiscal Agent"), of a Notice of Nonpayment, appropriately completed and executed by the Beneficiary (if such Notice of Nonpayment is received by 1:00 p.m. on such day), and (y) with respect to Avoided Payments, prior to 3:00 p.m. New York City time, on the third Business Day following MBIA's receipt of the documents required under clauses (x) through (z) of the third paragraph of this Policy. Any such documents received by MBIA after 1:00 p.m. New York City time on any Business Day or on any day that is not a Business Day shall be deemed to have been received by MBIA prior to 1:00 p.m. on the next succeeding Business Day. All payments made by MBIA hereunder in respect of Avoided Payments will be made with MBIA's own funds. A Notice of Nonpayment or Notice of Avoided Payment under this Policy may be presented to the Fiscal Agent on any Business Day by (a) delivery of the original Notice of Nonpayment or Notice of Avoided Payment to the Fiscal Agent at its address set forth below, or (b) facsimile transmission of the original Notice of Nonpayment or Notice of Avoided Payment to the Fiscal Agent at its facsimile number set forth below. If presentation is made by facsimile transmission, the Beneficiary shall (i) simultaneously confirm transmission by telephone to the Fiscal Agent at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice of Nonpayment or Notice of Avoided Payment to the Fiscal Agent at its address set forth below. Each Notice of Nonpayment or Notice of Avoided Payment shall be delivered by facsimile and mail to MBIA simultaneously with its delivery to the Fiscal Agent.

        If any Notice of Nonpayment or Notice of Avoided Payment received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been received by the Fiscal Agent, and MBIA or the Fiscal Agent, as the case may be, shall promptly so advise the Beneficiary, and the Beneficiary may submit an amended Notice of Nonpayment or Notice of Avoided Payment, as the case may be.

        Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Subordination Agent for the benefit of the Class G-1 Certificateholders or, if applicable, the holders of the Escrow Receipts by wire transfer of immediately available funds in the amount of such payment. Other than amounts payable in respect of Avoided Payments, MBlA's obligations under this Policy shall be discharged to the extent funds to be applied to pay the Insured Obligations under and in accordance with the Intercreditor Agreement are received by the Subordination Agent (including funds disbursed by MBIA as provided in this Policy and received by the Subordination Agent) or the Paying Agent in accordance with the Escrow and Paying Agent Agreement for the Class G-1 Trust whether or not such funds are properly applied by the Subordination Agent, the Paying Agent or the Class G-1 Trustee. MBlA's obligations to make payments in respect of any Avoided Payments shall be discharged to the extent such payments are made by MBIA hereunder and are received by the Subordination Agent, the Class G-1 Trustee, the applicable Class G-1 Certificateholder or the receiver, conservator, debtor-in-possession or trustee in bankruptcy as applicable, whether or not such payments are properly applied by the Subordination Agent or the Class G-1 Trustee.

        The Fiscal Agent is the agent of MBIA only, and the Fiscal Agent shall in no event be liable to Class G-1 Certificateholders for any acts of the Fiscal Agent or any failure of MBIA to deposit or cause to be deposited sufficient funds to make payments due under this Policy.

        Any notice hereunder delivered to the Fiscal Agent of MBIA may be made at the address listed below for the Fiscal Agent of MBIA or such other address as MBIA shall specify in writing to the Subordination Agent.

        The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, Facsimile: (212) 612-3201, Telephone: (212) 612-3458.

        All notices, presentations, transmissions, deliveries and communications made by the Beneficiary to MBIA with respect to this Policy shall specifically refer to the number of this Policy and shall be made to MBIA at:

    MBIA Insurance Corporation
    113 King Street
    Armonk, NY 10504
    Attention: Insured Portfolio Management, Structured Finance
    Telephone: (914) 273-4949
    Facsimile: (914) 765-3163

or such other address, telephone number or facsimile number as MBIA may designate to the Beneficiary in writing from time to time. Each such notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by MBIA.

        To the extent and in the manner specified in the Intercreditor Agreement or the Escrow and Paying Agent Agreement for the Class G-1 Trust, MBIA shall be subrogated to the rights of each Class G-1 Certificateholder to receive payments under the Class G-1 Certificates and the Escrow Receipts to the extent of any payment made by it hereunder.

        This Policy is neither transferable nor assignable, in whole or in part, except to a successor Subordination Agent duly appointed and qualified under the Agreement. Such transfer and assignment shall be effective upon receipt by MBIA of a copy of the instrument effecting such transfer and assignment signed by the transferor and by the transferee, and a certificate, properly completed and signed by the transferor and the transferee, in the form of Exhibit C hereto (which shall be conclusive evidence of such transfer and assignment), and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Policy in the transferor's place, provided that, in such case, the Notice of Nonpayment presented hereunder shall be a certificate of the transferee and shall be signed by one who states therein that he is a duly authorized officer of the transferee.

        There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of MBIA.

        This Policy shall terminate and the obligations of MBIA hereunder shall be discharged on the day (the "Termination Date") which is one year and one day following the Distribution Date upon which the Final Distribution on the Class G-1 Certificates is made. The foregoing notwithstanding, if an Insolvency Proceeding is existing during the one year and one day period set forth above, then this Policy and MBlA's obligations hereunder shall terminate on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, and (ii) the date on which MBIA has made all payments required to be made under the terms of this Policy in respect of Avoided Payments.

        This Policy is not covered by the property/casualty insurance fund specified in Article Seventy-Six of the New York State insurance law.

        This Policy sets forth in full the undertaking of MBIA, and, except as expressly provided in the Insurance Agreement and the Agreement, shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment to any other agreement or instrument, or by the merger, consolidation or dissolution of Northwest Airlines, Inc. or any other Person and may not be canceled or revoked by MBIA prior to the time it is terminated in accordance with the express terms hereof. The Premium on this Policy is not refundable for any reason.

        This Policy shall be returned to MBIA upon termination.

        THIS POLICY SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

        IN WITNESS WHEREOF, MBIA has caused this Policy to be duly executed on the date first written above.

MBIA INSURANCE CORPORATION
/s/ [ILLEGIBLE] President
/s/ [ILLEGIBLE] Assistant Secretary

Exhibit A to Policy Number 38687

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF INSURED AMOUNTS

                      Date: [                        ]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio Management, Structured Finance

State Street Bank and Trust Company, N.A.
61 Broadway, 15th Floor
New York, New York 10006
Attention: Municipal Registrar and Paying Agency

        Reference is made to Policy No. 38687, dated August 5, 2002 (the "Policy"), issued by MBIA Insurance Corporation ("MBIA") with respect to the Northwest Airlines Pass Through Certificates, Series 2002-1G-1. Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires.

        The Subordination Agent hereby certifies as follows:

          1.     The Subordination Agent is the trustee for the Class G-l Trust under the Class G-l Trust Agreement.

          2.     The relevant Distribution Date is                        . Such Distribution Date is a [Regular Distribution Date, a Special Distribution Date, an Election Distribution Date or the Final Legal Distribution Date].

        [3.    Payment of accrued and unpaid interest on the Class G-l Certificates and, without duplication, accrued and unpaid interest on any Deposit relating to the Escrow Receipts, in each case at the Stated Interest Rate on the outstanding Pool Balance of the Class G-l Certificates accrued to the Distribution Date which is a Regular Distribution Date as determined pursuant to paragraph (i) of the definition of "Deficiency Amount" in the Policy is an amount equal to $                        .]

        [3.    The amount determined for payment to the Class G-l Certificateholders pursuant to paragraph (ii) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Special Distribution Date in respect of a reduction in the outstanding Pool Balance of such Class G-l Certificates and accrued and unpaid interest on the amount of such reduction at the Stated Interest Rate for the Class G-l Certificates is $                        .]

        [3.    The Subordination Agent has not received a timely Policy Provider Election pursuant to the Policy and the amount determined for payment to the Class G-1 Certificateholders pursuant to paragraph (iii) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Special Distribution Date in respect of the outstanding principal amount of the relevant Series G-1 Equipment Note(s) and accrued and unpaid interest accrued thereon at the Stated Interest Rate for the Class G-1 Certificates is $                        .]

        [3.    The Subordination Agent has received a timely Policy Provider Election pursuant to the Policy and the amount determined for payment to the Class G-1 Certificateholders pursuant to the provision in paragraph (iii)(A) of the definition of "Deficiency Amount" in the Policy on the Distribution Date

Exh. A-1

which is a Special Distribution Date in respect of scheduled principal (without regard to acceleration thereof) and interest at the Stated Interest Rate for the Class G-1 Certificates payable but not paid on the relevant Series G-1 Equipment Note during the twenty-one (21) month period referred to in such paragraph (iii) is $                        .]

        [3.    The Subordination Agent has received a timely Policy Provider Election pursuant to the Policy, no Election Distribution Date has been established pursuant to the Policy or Special Distribution Date established pursuant to clause (iv) of the definition of "Deficiency Amount" and the amount determined for payment to the Class G-1 Certificateholders pursuant to paragraph (iii)(B) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Regular Distribution Date in respect of scheduled principal (without regard to acceleration thereof) and interest payable at the Stated Interest Rate for the Class G-1 Certificates due on the Regular Distribution Date on the relevant Series G-1 Equipment Note is $                        .]

        [3.    The Subordination Agent has received a timely Policy Provider Election pursuant to the Policy, the Special Distribution Date related hereto is a Business Day elected by MBIA upon 20 days prior notice and the amount determined for payment to the Class G-1 Certificateholders pursuant to paragraph (iv) of the definition of "Deficiency Amount" in the Policy in respect of outstanding principal on such Series G-1 Equipment Note (less any drawings previously paid by MBIA in respect of principal on such Series G-1 Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date is $                        .]

        [3.    The amount determined for payment to the Class G-1 Certificateholders pursuant to paragraph (v) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is an Election Distribution Date in respect of the outstanding principal balance of the relevant Series G-1 Equipment Note (less any drawings previously paid by MBIA in respect of principal on such Series G-1 Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date is $                        .]

        [3.    The amount determined for payment to the Class G-1 Certificateholders pursuant to paragraph (vi) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is the Final Legal Distribution Date in respect of payment in full of the Final Distribution (other than premium) on the Class G-1 Certificates is $                        .]

        [3.    The amount determined for payment to the holders of the Escrow Receipts pursuant to paragraph (vi) of the definition of "Deficiency Amount" in the Policy on the Final Withdrawal Date is $                        .]

        4.     The sum of $                        is the Insured Amount that is due.

        5.     The Subordination Agent has not heretofore made a demand for the Insured Amount in respect of such Distribution Date.

        6.     The Subordination Agent hereby requests payment of such Insured Amount that is due for payment be made by MBIA under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

    [            ]
    ABA#: [            ]
    Acct #: [            ]
    FBO: [            ]
    [Class G-l Policy Account number]

Exh. A-2

        7.     The Subordination Agent hereby agrees that, following receipt of the Insured Amount from MBIA, it shall (a) cause such funds to be deposited in the Class G-l Policy Account and not permit such funds to be held in any other account, (b) either (i) cause such funds to be paid to the Class G-l Trustee for distribution to the Class G-l Certificateholders in reduction of the Pool Balance of, or interest on, the Class G-l Certificates (as applicable) and not apply such funds for any other purpose or (ii) cause such funds to be paid to the Class G-l Paying Agent for distribution to the holders of the Escrow Receipts in payment of accrued and unpaid interest on any Deposit related to the Escrow Receipts, or principal of the Escrow Receipts in each case in accordance with the terms of the Agreement and (c) maintain an accurate record of such payments with respect to the Class G-l Certificates and Escrow Receipts the corresponding claim on the Policy and proceeds thereof.

STATE STREET BANK AND TRUST COMPANY, as Subordination Agent
By:

Name:
Title:

Exh. A-3

Exhibit B to Policy Number 38687

NOTICE OF AVOIDED PAYMENT AND DEMAND
FOR PAYMENT OF AVOIDED PAYMENTS

                      Date: [                        ]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio Management, Structured Finance

State Street Bank and Trust Company, N.A.
61 Broadway, 15th Floor
New York, New York 10006
Attention: Municipal Registrar and Paying Agency

        Reference is made to Policy No. 38687, dated August 5, 2002 (the "Policy"), issued by MBIA Insurance Corporation ("MBIA") with respect to the Northwest Airlines Pass Through Certificates, Series 2002-1G-1. Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires.

        The Subordination Agent hereby certifies as follows:

        1.     The Subordination Agent is the trustee for the Class G-l Trustee under the Trust Agreement.

        2.     The Subordination Agent has established                        as a Special Distribution Date pursuant to the Agreement for amounts claimed hereunder.

        3.     A Final Order providing for the recovery of an Avoided Payment of $                        has been issued.

        4.     $                        of the amount set forth in item No. 3 above has been paid by the [Class G-l Certificateholder/Class G-l Trustee/Subordination Agent] and $                        is required to be paid to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order.

        5.     The [Class G-l Certificateholder/Class G-l Trustee/Subordination Agent] has not heretofore made a demand for such Avoided Payment.

        6.     The [Class G-l Certificateholder/Class G-l Trustee/Subordination Agent] has delivered to MBIA or has attached hereto all documents required by the Policy to be delivered in connection with such Avoided Payment.

        7.     The [Class G-l Certificateholder/Class G-l Trustee/Subordination Agent] hereby requests that payment of $                        of such Avoided Payment be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and $                        of such Avoided Payment be paid to the [Class G-l Certificateholder] [Class G-l Trustee] [Subordination Agent [for payment over to the Class G-l Trustee] for distribution to the Class G-l Certificateholder], in each case, by MBIA under the Policy and directs that payment under the Policy be made to the following

Exh. B-1

account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

        For the portion to be paid to the receiver, conservator, debtor-in-possession or trustee, to                        :

    ABA#: [            ]
    Acct#: [            ]
    FBO: [            ]

  [relevant account number]

  For the portion to be paid to the Subordination Agent:

    ABA#: [            ]
    Acct#: [            ]
    FBO: [            ]

  [Class G-l Policy Account Number]

[Name of Subordination Agent]
By:

Name:
Title:	(Officer)

Exh. B-2

Exhibit C to Policy Number 38687

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio Management, Structured Finance

Dear Sirs:

        Reference is made to that certain Policy, Number 38687, dated August 5, 2002 (the "Policy"), which has been issued by MBIA Insurance Corporation in favor of the Subordination Agent with respect to the Northwest Airlines Pass Through Certificates, Series 2002-1G-1.

        The undersigned [Name of Transferor] has transferred and assigned (and hereby confirms to you said transfer and assignment) all of its rights in and under said Policy to [Name of Transferee] and confirms that [Name of Transferor] no longer has any rights under or interest in said Policy.

        Transferor and Transferee have indicated on the face of said Policy that it has been transferred and assigned to Transferee.

        Transferee hereby certifies that it is a duly authorized transferee under the terms of said Policy and is accordingly entitled, upon presentation of the document(s) called for therein, to receive payment thereunder.

[Name of Transferor]
By:

[Name and Title of Authorized Officer of Transferor]

Exh. C-1

Exhibit D to Policy Number 38687

Form of Assignment

        Reference is made to that certain Policy No. 38687, dated August 5, 2002 (the "Policy"), issued by MBIA Insurance Corporation ("MBIA") relating to the Northwest Airlines Pass Through Certificates, Series 2002-1G-1. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy as incorporated by reference therein. In connection with the Avoided Payment of [$                        ] paid by the undersigned (the "[Class G-1 Certificateholder/Class G-1 Trustee/Beneficiary]") on [                        ] and the payment by MBIA in respect of such Avoided Payment pursuant to the Policy, the [Class G-1 Certificateholder/Class G-1 Trustee/Beneficiary] hereby irrevocably and unconditionally, without recourse, representation or warranty (except as provided below), sells, assigns, transfers, conveys and delivers to MBIA all of such [Class G-1 Certificateholder's/Class G-1 Trustee's/Beneficiary's] rights, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, which the [Class G-1 Certificateholder/Class G-1 Trustee/Beneficiary] now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Avoided Payment. The [Class G-1 Certificateholder/Class G-1 Trustee/Beneficiary] represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by such [Class G-1 Certificateholder/Class G-1 Trustee/Beneficiary].(1)

(1)
In the event that the terms of this form of assignment are reasonably determined to be insufficient solely as a result of a change of law or applicable rules after the date of the Policy to fully vest all of the [Class G-1 Certificateholder's/Class G-1 Trustee's/Beneficiary's] right, title and interest in such rights and claims, the [Class G-1 Certificateholder/Class G-1 Trustee/Beneficiary] and MBIA shall agree on such other form as is reasonably necessary to effect such assignment, which assignment shall be without recourse, representation or warranty except as provided above.

[Class G-1 Certificateholder/Class G-1 Trustee/Beneficiary]
By:

Name:
Title:

Exh. D-1

QuickLinks

  Exhibit 99.84
MBIA INSURANCE CORPORATION FINANCIAL GUARANTY INSURANCE POLICY
NOTICE OF NONPAYMENT AND DEMAND FOR PAYMENT OF INSURED AMOUNTS
NOTICE OF AVOIDED PAYMENT AND DEMAND FOR PAYMENT OF AVOIDED PAYMENTS
Form of Assignment